EXHIBIT 99.1

uBid.com Holdings, Inc. Announces Repurchase of 11% of Outstanding Stock and Warrants Completed

Chicago, IL, April 25, 2007 - uBid.com Holdings, Inc. (OTCBB: UBHI) whose uBid, Inc. subsidiary, located at www.ubid.com, is one of the leading business-to-consumer and business-to-business online marketplaces, announced today that it has repurchased in a private transaction 2,135,550 shares of common stock and 580,937 warrants for the treasury at a combined price of $1.05 for the common stock and for the warrants for an aggregate total of $2,242,328 from a private investor. The repurchase represents 11% of the common stock and warrants currently outstanding. The Company has 18,197,783 outstanding shares of common stock after the repurchase.

Chairman, Steven Sjoblad commented, “The repurchase is consistent with our philosophy and is a signal of our belief in the Company’s future and in its equity value. We believe at $1.05 a share the stock price is undervalued. This private purchase removes this block of stock from the market, which given the relatively thin trading volume should benefit all shareholders. This repurchase demonstrates the confidence we have in our company and in the business opportunities we are pursuing.”

About uBid.com Holdings, Inc.
uBid.com Holdings, Inc. and subsidiaries (the “Company”) operate a leading on-line business- to-consumer and business-to-business marketplace that enables itself, certified merchants, manufacturers, retailers, distributors and small businesses to offer high quality excess, new, overstock, close-out, refurbished and limited supply brand name merchandise to consumer and business customers primarily located in the United States. Through the Company’s website, located at www.ubid.com, the Company offers merchandise across a wide range of product categories including but not limited to computer products, consumer electronics, apparel, house wares, watches, jewelry, travel, sporting goods, home improvement products and collectibles. The Company’s marketplace employs a combination of auction style and fixed price formats. uBid.com Holdings, Inc. is publicly traded on the NASD OTC bulletin board (UBHI).

SEC Filings and Forward-Looking Statements
Additional information about uBid.com Holdings, Inc. is available in the company's annual report on Form 10- K, filed with the Securities and Exchange Commission. Certain statements made in this release are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of uBid.com Holdings, Inc. and the industries and markets in which uBid.com Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and uBid.com Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which uBid.com Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of uBid.com Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of uBid.com Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of uBid.com Holdings, Inc. to attract and retain qualified personnel, the ability of uBid.com Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. uBid.com Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by uBid.com Holdings, Inc.